Exhibit 32.1
CERTIFICATION
I, Gregg A. Lowe, President and Chief Executive Officer of Freescale Semiconductor, Ltd., certify, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)
the quarterly report on Form 10-Q for the quarterly period ended July 4, 2014 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)	information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Freescale Semiconductor, Ltd.
This certificate is being furnished solely for purposes of Section 1350.

Dated:	July 25, 2014	/s/ GREGG A. LOWE
Gregg A. Lowe
President and Chief Executive Officer, Freescale Semiconductor, Ltd.